SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 19, 2001



                   CE Casecnan Water and Energy Company, Inc.

             (Exact name of registrant as specified in its charter)




Philippines                       1-12995               Not Applicable
-----------------------------------------------------------------------------
(State or other jurisdiction    (Commission              (IRS Employer
of incorporation)               File Number)           Identification No.)




24th Floor, 6750 Building, Ayala Avenue, Makati,
              Metro Manila Philippines                      Not Applicable
     (Address of principal executive offices)                 (Zip Code)




Registrant's telephone number, including area code:  (632) 892-0276
                                                     ---------------


                                      N/A

         (Former name or former address, if changed since last report.)

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      CE Casecnan Water and Energy Company, Inc.


Date:  January 19, 2001                By:    /s/  Paul J. Leighton
                                              ------------------------
                                              Paul J. Leighton
                                              Secretary

Item 5.  Other Events

Recent demands for the resignation of President Estrada together with the resignations of cabinet members and other key governmental officials could result in a change in the near future in the Presidency and overall administration of the government of the Republic of the Philippines. Such a change is not expected to, but could, adversely affect CE Casecnan Water and Energy Company, Inc. (the "Company"), which is constructing a multi-purpose irrigation and 150 megawatt hydroelectric power facility project (the "Project") on the island of Luzon.

The Company expects the Republic of the Philippines and the National Irrigation Administration ("NIA") to abide by the terms of their agreements with the Company as they relate to the Project. The NIA is obligated to make payments to the Company for water and electricity fees and the Republic of the Philippines has a related sovereign performance undertaking. Although the obligations of the NIA and the Republic of the Philippines under these agreements are in no way dependent on maintaining any particular Philippine government administration in place, it is possible, however, that the Philippine government uncertainty could have an adverse impact on the Project.